Exhibit 4.63

No.: Yin [Puhui] Zi/No. [   ]

RMB Working Capital Loan Contract

(Online version)
(Version 1.0, 2021)

Customer Instructions

In order to protect the rights and interests of your company, please read the terms of this Contract carefully before signing, and pay particular attention to the following matters:

1.	Please ensure that the application materials submitted by your company are true, legal and valid.

2.	You will voluntarily sign and perform this Contract in accordance with the principles of honesty and credibility.

3.	You shall sign this Contract by USBkey electronic signature, which has the same legal effect as the signature and official seal of the legal representative of your Company. The online signing of the Contract must be operated by the legal representative of your Company or authorized online banking operator in person. It shall not be performed by others.

4.	As a valid certificate of your identity, you shall hereby irrevocably confirm that any signing of this Contract by USBkey electronic signature will be deemed to be your Company’s signature. And you shall promptly perform all obligations in accordance with this Contract.

5.	Before signing this Contract, you should carefully read and fully understand the terms of the Contract, and be clear about the corresponding legal consequences. After signing this Contract, it will be deemed as agreeing and accepting all the terms of this Contract.

RMB Working Capital Loan Contract

Party A: Shenzhen United Time Technology Co., Ltd.

Legal Representative: Bao Yufei

Address: F2.64D-403, Tianzhan Building, Tian’an Chegongmiao Industrial Zone, Xiangmi Lake, Futian District, Shenzhen

Opening bank and account: Shenzhen Futian Sub-branch of China CITIC Bank

Party B: China CITIC Bank Co., Ltd. [Shenzhen Branch]

Person in charge: /

Address: Floor 1 and Floor 5-10, North Block, Zhuoyue Times Square (Phase II), No. 8 Zhongxin Third Road, Futian District, Shenzhen

Signing place: Guangzhou, Guangdong Province

Signing date: January 10, 2023

Whereas: Party A hereby applies to Party B for working capital loan due to financing needs. In order to clarify the rights and obligations of both parties, Party A and Party B reach the following Contract through equal negotiation and in accordance with Civil Code of the People’s Republic of China, Electronic Signature Law of the People’s Republic of China as well as other relevant laws, regulations and rules:

Article 1 Loan Type

Party B agrees to provide working capital loan to Party A as agreed in this Contract.

Article 2 Loan Amount (refers to principal, the same below) and Loan Term

1. Party B agrees to provide working capital loan to Party A in accordance with the following [(1)] mode:

(1) Non-“Borrowing and Repayment at Any Time” mode: the loan amount under this mode is (in capitals): RMB [Three million Yuan Only], (in lowercase): Y [3000,000.00]. And the loan period is from [January 10, 2023] to [January 10, 2024].

(2) “Borrowing and Repayment at Any Time” mode: The loan amount under this mode is (in capitals): RMB “/”, (in lowercase): Y “/“. And the loan term is from [/] to [/].

The loan amount under the “Borrowing and Repayment at Any Time” mode is a revolving credit. Party A can apply for withdrawal from Party B at any time within the above loan amount and loan term, and repay the loan at any time within the term of IOU corresponding to a single withdrawal. The loan amount released after loan repayment can continue to be used within the loan term.

2. Party A and Party B hereby specify that the terms and conditions expressly applicable to one mode hereunder shall apply only to that mode, and the terms and conditions not expressly applicable to one mode hereunder shall apply to both modes (non-“Borrowing and Repayment at Any Time” mode and “Borrowing and Repayment at Any Time” mode).

3. The actual loan term, actual withdrawal date, loan amount and the initial loan interest rate shall be subject to the term, date, amount and interest rate recorded in IOU hereunder, which is an integral part of this Contract and shall have the same legal effect as this Contract.

4. The following terms are [not applicable] in this Contract:

This Contract, as a specific business contract under the Comprehensive Credit Granting Contract (Contract No.: [/]), is an inseparable part of the Comprehensive Credit Granting Contract. The loan under this contract occupies the comprehensive credit line under the Comprehensive Credit Granting Contract. The definitions and other relevant provisions in the Comprehensive Credit Granting Contract shall apply to this Contract; If the definition and other relevant provisions in the Comprehensive Credit Granting Contract are inconsistent with this Contract, this Contract shall prevail.

Article 3 Purpose of Loan

1. The loan under this Contract is used for:

[Production and operation]

If Party A selects “Borrowing and Repayment at Any Time” mode, the loan under this Contract can only be used to meet the working capital demand of Party A in its daily production and operation.

2. Party A shall not change the specific purpose of the loan without the written consent of Party B. Party A shall not use the above loans for investment in fixed assets, real estate, equity, futures, securities, trusts, funds, guarantees, options, small loans, etc., or for private lending. The loan shall not be used in fields where bank loans are prohibited by regulators, in fields and for purposes prohibited by national laws and policies such as production (operation) and illegal fund-raising. Party A shall not arbitrarily misappropriate the loan funds, otherwise Party A shall bear any losses caused to Party B.

3. Party B shall not be liable for any consequences caused by Party A changing the purpose of the Loan without Party B’s written consent or violating the General Provisions of Loans or other laws and regulations.

Article 4 Loan Interest Rate and Interest Settlement

1. Loan interest rate

(1) Under the non-“Borrowing and Repayment at Any Time” mode, the loan interest rate under this Contract is an annual interest rate. When the interval between the actual single withdrawal date and the signing date of this Contract is less than six months (inclusive), the loan interest rate shall be implemented according to the following [①] mode:

① Loan interest rate = base interest rate on the signing date of this Contract [+] [70] basis points (1 basis point = 0.01%);

② Loan interest rate = base interest rate on the actual withdrawal date of the loan [+] [/] basis points (1 basis point= 0.01%).

(2) Under the “Borrowing and Repayment at Any Time” mode, when the interval between the actual single withdrawal date and the signing date of this Contract is less than six months (inclusive), the loan interest rate = the loan prime rate on the signing date of this Contract [/] (for terms over 1 year/5 years) + [/] basis points (1 basis point = 0.01%), that is, the loan interest rate of this Contract is [/]%.

(3) If the interval between the actual single withdrawal date and the signing date of this Contract exceeds six months, Party B shall have the right to adjust the loan interest rate according to the relevant interest rate policy of Party B at that time. The specific adjustment method of loan interest rate shall be re-defined in writing through negotiation between both parties. And the initial loan interest rate of this loan shall be subject to the records of IOU.

2. Adjustment method of interest rate

(1) Under the non-“Borrowing and Repayment at Any Time” mode, the adjustment method of interest rate of this loan is determined by the following method [①].

① For fixed interest rate, the interest rate remains unchanged during the loan term.

② The floating interest rate shall be adjusted in accordance with the following method [/]. The adjusted loan interest rate shall be determined after the fluctuation of the base interest rate released on rate adjustment day in accordance with the interest adjustment mode agreed in Article 4, paragraph 1 of this Contract. If the interest rate is adjusted on the release day of the base interest rate, the last day of the adjustment month shall be the interest rate adjustment day.

A. The interest rate shall be adjusted every (in words) [/] (□month/□quarter/□half year/□year) from the actual withdrawal date. The interest adjustment date is the corresponding day of the actual withdrawal date in the adjustment month. If there is no corresponding day of the actual withdrawal date in the adjustment month, the last day of the adjustment month is the interest adjustment date.

B. From the actual withdrawal date, the first interest rate adjustment day is determined as [/]. And the interest rate is adjusted every (in words) [/] (□month/□quarter/□half year/□year) after the first interest adjustment day. The interest adjustment date is the corresponding day of the first interest adjustment date in the adjustment month. If there is no corresponding day of the first interest adjustment date in the adjustment month, the last day of the adjustment month is the interest adjustment date.

C. Adjustment on a fixed date, that is, the interest adjustment date is set as [ ] of each year during the loan term (such as July 1).

(2) Under the “Borrowing and Repayment at Any Time” mode, the loan interest rate under this Contract is a fixed interest rate, which shall remain unchanged during the loan term.

(3) Under the non-“Borrowing and Repayment at Any Time” mode, when the interest rate adjustment adopts the floating interest rate, the base interest rate applicable to the loan on the Contract signing date, the actual withdrawal date and the interest adjustment date shall be determined by the following [/] method:

① The latest loan prime rate “/” (for 1 year/5 years) issued by the National Interbank Funding Center at the current time.

② Shanghai interbank offered rate [/] (for overnight/1 week/2 weeks/1 month/2 months/3 months/6 months/9 months/1 year) issued by the National Interbank Funding Center on the previous working day.

③ Other ways of negotiating by both parties: [/]

(4) Under the non-“Borrowing and Repayment at Any Time” mode, when the interest rate adjustment adopts the fixed interest rate, the base interest rate applicable to the loan on the Contract signing date and the actual withdrawal date is the latest loan prime rate for [1 year] (over 1 year/5 years) issued by the National Interbank Funding Center at the current time.

(5) In case the state cancels the base interest rate, the market no longer announces the base interest rate or the current loan interest rate cannot meet the cost of raising funds for Party B, Party B shall have the right to re-determine the loan interest rate in accordance with the national interest rate policy of the same period on the principle of fairness and good faith, and with reference to industry practices, interest rates and other factors. After that, Party B shall notify Party A in time. If Party A has any objection, it shall negotiate with Party B. If no agreement can be reached through negotiation within five working days from the date of Party B’s notification, Party B shall have the right to declare the loan hereunder to expire in advance. And Party A shall immediately pay off the remaining principal and interest of the loan.

(6) The “adjustment method of interest rate” agreed in this article is also applicable to penalty interest and compound interest.

3. Interest settlement

(1) Interest settlement of loans under non-“Borrowing and Repayment at Any Time” mode

①   This loan bears interest from the actual withdrawal date, and the calculation formula of interest payable by Party A under this Contract is: interest payable by Party A = actual loan balance X actual days during the interest-bearing period X annual interest rate/360 days.

If the actual loan balance changes during the interest-bearing period, it shall be calculated in sections according to the actual number of days.

②  For loans of non-one-time repayment of principal and interest, the first interest settlement date is [/]. And the interest settlement method is the following [/]:

A. For interest to be settled on a monthly basis, the interest settlement date shall be the 20th day of each month (if the loan interest rate is not uniform during the interest period, the interest shall be calculated by sections according to the actual number of days);

B. For interest to be settled on a quarterly basis, the interest settlement date shall be the 20th day of the end of each quarter (if the loan interest rate is not uniform during the interest period, the interest will be calculated in sections according to the actual number of days);

C. Other time agreed by both parties: [/].

(2) Loan interest settlement under the “Borrowing and Repayment at Any Time” mode

①  During the loan term, the interest settlement date and interest payable for different loans of Party A shall be determined according to the self-service repayment date of Party A.

②  When Party A repays the loan principal, the interest, which is calculated on a daily basis, shall be paid with the principal. And the repayment date shall be the interest settlement date of the loan. At this time, the interest payable by Party A = the loan amount X the actual number of days during the interest-bearing period X the annual interest rate/360 days.

(3) Party A shall reserve the corresponding amount in the account opened by Party B (account number: [8110301012800656729]) before the close of Party B’s business on each interest settlement date. And Party A hereby irrevocably authorizes Party B to deduct the payables directly from the account, and has the obligation to keep the funds in the account sufficient to pay the current payables before Party B finally deducts it; If Party A chooses to pay interest to Party B by other means, it shall ensure that the interest is received on time. If the interest settlement date is not a bank working day, the interest remittance shall be made in advance to the previous bank working day. And Party A is obligated to maintain sufficient funds in the account to repay the current payable amount before the final deduction. If Party B fails to receive the corresponding interest in full, it shall be deemed that Party A has not paid the interest on time.

4. When the loan expires, the interest payable shall be paid with the principal. If the maturity date of the loan is a legal holiday or public holiday, Party A shall have the right to repay the loan on the last bank working day before the legal holiday or public holiday. Interest shall be calculated at the contract interest rate. But the interest corresponding to interval between the due date and the repayment date shall be deducted; If Party A chooses to repay the loan on the first bank working day after the legal holidays or public holidays, the interest corresponding to the interval between the maturity date and the repayment date shall be charged according to the contract interest rate. If Party A fails to repay the loan on the first bank working day after the legal holidays or public holidays, the interest shall be charged according to the overdue loan from that date.

5. If interest is paid by a third party hereunder, the third party shall voluntarily bear part or all of the loan interest under this Contract. And the third party who promises to pay interest shall sign a commitment agreement on relevant interest payment with Party B. Party A and Party B agree that the third party shall bear [/]% of the loan interest under this contract and Party A shall bear [/]%. If Party B fails to fully deduct the loan interest (including the interest payable by the third party), it shall be deemed that Party A fails to pay the interest on time, and Party A shall bear the responsibility of paying off all the loan interest (including penalty interest and compound interest).

Article 5 Loan Release and Payment

1. Prerequisites for initial withdrawal

Party A shall fully meet the following conditions when withdrawing money for the first time:

【/】

2. Prerequisites for each withdrawal

For each withdrawal under this Contract (including the first withdrawal), Party A shall also meet the following conditions:

(1) Party A has not violated the provisions or agreements of this Contract as well as guarantee documents and other relevant documents.

(2) The guarantee documents remain valid. And there is no or will not be any adverse change in the guarantee that Party B believes may be detrimental to its creditor’s rights.

(3) The mortgaged asset or pledge under the guarantee document has not been sealed up. And the creditor’s rights have not been determined for the maximum guarantee.

(4) There is no adverse change in Party A’s financial situation that may endanger, delay or prevent Party A from performing its obligations and responsibilities under this Contract and guarantee documents.

(5) Party A has signed or provided Party B with the agreed or reasonably requested documents.

(6) Party A has opened relevant accounts as agreed in this Contract or as required by Party B.

(7) Under the “Borrowing and Repayment at Any Time” mode, Party A meets the access conditions set by Party B for credit products of small and micro enterprises and the relevant institutional requirements on the business function of “Borrowing and Repayment at Any Time” for small and micro enterprises. Party A has no misappropriation of Party B’s loans, no record of unpaid non-performing loans, unpaid advances or unpaid interest in the credit information system of the People’s Bank of China. Party A’s actual controller or its guarantor currently has no loans overdue recorded in the Credit Reference Center of the Peoples’ Bank of China. And Party A is not a borrower of a restructured loan business.

(8) There are no legal or regulatory requirements that prohibit or limit the loan release under this Contract.

(9) 【/】

(10) Other conditions required by Party B.

3. Withdrawal plan

(1) Under the non-“Borrowing and Repayment at Any Time” mode, Party A shall make withdrawals according to the plan in item [②] below.

① Withdrawal schedule

Planned withdrawal date	Withdrawal amount
[ ]Day [ ]Month [ ] Year	RMB￥【/】
[ ]Day [ ]Month [ ] Year	RMB￥【/】
[ ]Day [ ]Month [ ] Year	RMB￥【/】
[ ]Day [ ]Month [ ] Year	RMB￥【/】
[ ]Day [ ]Month [ ] Year	RMB￥【/】

The planned withdrawal date shall be a bank working day. If the planned withdrawal date is not a bank working day, it will be adjusted to the previous bank working day.

②  [Party A shall make withdrawal on demand through Party B’s online banking and other electronic channels]

(2) Under the “Borrowing and Repayment at Any Time” mode, Party A can make self-service withdrawals at any time within the loan limit and loan term through Party B’s online banking and other electronic channels according to its own fund utilization plan.

(3) Party B shall have the right to review the loan amount every (in words) [/] months (no more than 12 months) from the signing date of the Contract, so as to decide whether to continue to provide or adjust the unused loan amount to Party A.

4. Party A agrees that Party B shall have the right to change the above withdrawal plan if Party A or the guarantor fails to fulfill all legal obligations or obligations agreed in this Contract, including but not limited to Party A’s failure to provide complete loan materials as required by Party B, or the guarantor fails to complete the guarantee registration formalities as scheduled. If the loan term changes due to the change of withdrawal plan, it shall be handled according to Article 2, Paragraph 3 of this Contract.

5. Under the non-“Borrowing and Repayment at Any Time” mode, Party A shall make withdrawals according to the withdrawal plan agreed in this Contract; Party A shall not change the withdrawal plan without the written consent of Party B. In case of any change in the planned withdrawal date and/or withdrawal amount, Party A shall submit a written application to Party B [/] banking working days before the planned withdrawal date agreed in this Contract. With the consent of Party B, Party A can withdraw according to the updated date and/or amount. If Party A fails to withdraw according to the updated date and/or amount, Party B shall have the right to cancel the loan and no longer allow Party A to make withdrawals.

6. If the actual loan principal released by Party B is changed due to the circumstances set forth in paragraph 5 of Article 5 hereof, the loan principal under this Contract shall be calculated on the basis of actual IOU under this Contract.

7. Loan Release and Payment

(1) Withdrawal application

①  Under the non-“Borrowing and Repayment at Any Time” mode, Party A shall issue a withdrawal application through electronic channels such as Party B’s online banking or in written application at least [/] banking working days prior to each planned withdrawal date, and submit all withdrawal documents according to the Contract and Party B’s requirements. The withdrawal application issued by Party A is irrevocable; Upon approval by Party B, Party A shall apply for withdrawal according to the above withdrawal application.

②  Under the “Borrowing and Repayment at Any Time” mode, Party A can make self-service withdrawal at any time within the loan limit and loan term through electronic channels such as Party B’s online banking according to its own fund utilization plan without sending a written withdrawal application to Party B.

③ Party B shall transfer the loan funds to the settlement account opened by Party A (account number: [8110301012800656729]), or make the entrusted payment to Party A’s counterparty as agreed. Once the loan is released to the above settlement account, it shall be deemed that Party B has fulfilled its loan obligation. Party A shall bear the risks, responsibilities and losses arising from the freezing and deduction of the loan by the competent authority after the loan is released to the above settlement account. And Party A shall compensate Party B for all losses incurred therefrom.

(2) Loan payment method

There are two ways of loan payment: independent payment and entrusted payment. In case of any of the following circumstances, entrusted payment shall be adopted:

① A single loan fund exceeding [10,000,000.00 yuan] shall be made with entrusted payment by Lender;

② 【/】

③ 【/】

④ 【/】

⑤ 【/】

If the entrusted payment is adopted, Party B shall, prior to the release of loan funds, have the right to check whether the information such as payee and payment amount in the payment application submitted by Party A is consistent with the corresponding commercial contract and other certification materials. After examination and approval, Party B shall transfer the loan funds through the settlement account opened by Party A (account number: [/]) to Party A’s counterparty account specified in the payment authorization letter (see Annex I for the format) submitted by Party A.

Party B’s formal review of the above-mentioned commercial contract and other documents does not mean that Party B confirms the authenticity and legal compliance of the relevant transactions, nor does it mean that Party B intervenes in disputes between Party A and its counterparty or third parties, or requires Party A to bear responsibilities and obligations.

If the loan is not paid to the bank account of the designated counterparty in time and successfully due to the refund of the counterparty’s opening bank of Party A or the wrong information provided by Party A, Party B shall not bear any responsibility. And the risks, responsibilities and losses caused to Party A, Party B and/or the counterparty designated by Party A shall be borne by Party A. For the funds returned by the bank of Party A’s counterparty, Party A shall not use it without the approval of Party B.

(3) Payment management

①  After the loan is released, Party B shall have the right to review and check whether the use of loan funds by Party A conforms to the provisions of this Contract and relevant commercial contracts as well as other documents on a regular or irregular basis. Party A shall have the obligation to fully cooperate with Party B and provide the use records and materials of loan funds in time according to Party B’s requirements, including but not limited to commercial contracts related to the payment of loan funds and other transaction vouchers and materials proving the use of funds. If Party B finds that the purpose of the loan funds is inconsistent with the relevant provisions upon inspection, it shall have the right to request Party A to make corrections within a time limit. If Party A refuses to make corrections, Party B shall have the right to deal with the situation according to Article 13 hereof. If the “Borrowing and Repayment at Any Time” mode is adopted, Party A shall also provide Party B with loan purpose certification materials such as invoices, transaction contracts, transaction flow or accounting vouchers within 7 days after each loan is released; If the non-“Borrowing and Repayment at Any Time” mode is adopted, Party A shall provide the above-mentioned loan purpose certification materials at any time according to Party B’s requirements.

②  Under non-“Borrowing and Repayment at Any Time” mode, where payment is made by Party A, Party A shall provide Party B with business contracts and other transaction materials related to the payment of loan funds for proving the use of funds as requested by Party B, and report the payment of loan funds in aggregate. Party B has the right to verify whether the loan payment is in conformity with the agreed use and the project progress by means of account analysis, voucher inspection and on-site investigation.

③  During the process of loan issuance and payment hereunder, Party B has the right to negotiate with Party A for supplementing or changing the terms of loan issuance and payment, or to stop the issuance and payment of loan funds on its own, as the case may be, if Party A has any of the following circumstances:

A. Declining credit standing and weak profitability of the main business;

B. Failure to use loan funds as contractually stipulated;

C. Violation of the contractual agreement to circumvent Party B’s fiduciary payment by breaking up the whole into parts.

8. Other Agreements

【/】

Article 6 Repayment

1. Under the non-“Borrowing and Repayment at Any Time” model, the loan hereunder shall be repaid in the following [(1)] method:

(1) Regular interest payments with principal repayment at maturity;

(2) Repayment of principal and interest in one lump sum

(3) Other ways：【/】

2. Under the non-“Borrowing and Repayment at Any Time” model, Party A shall repay the principal according to the following【/】plan:

(1) Repayment Schedule:

Serial No.	Repayment Date	Repayment Amount
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]
【/】	[ ]Day [ ]Month [ ] Year	RMB￥ [/]

(2) 【/】

3. Under the “Borrowing and Repayment at Any Time” model, Party A is free to repay all or part of the loan principal hereunder at any time through electronic channels such as Party B’s online banking based on its own business needs. Both Party A and Party B hereby confirm that under this mode, Party A can repay all or part of the loan principal by itself, without any limitation on the number of times. Where Party A repays the principal in full, the interest shall be paid off with the principal. Where Party A partially repays the principal, it can select the corresponding IOU to repay each loan on its own, and the interest on the loan shall be calculated separately. In case the amount of partial repayment can cover the principal and interest of a single IOU, the loan interest shall be paid off with the principal; otherwise, the loan shall continue to accrue interest according to the remaining principal after repayment.

4. Party A shall remit the amount of not less than the principal and interest repayable to the account opened by Party A in Party B (account number: [811030101012800656729]) before the close of business of Party B on the repayment date. Such an account shall serve as the repayment account of Party A. Party A hereby authorizes Party B to automatically deduct the principal and interest of the Loan from such an account.

5. Unless otherwise agreed herein, if the amount repaid or paid by Party A is insufficient to repay or pay the total amount to be repaid or paid for that period, its repayments shall be processed in the following order:

(1) Payment of all fees, liquidated damages and compensation, etc. payable under this contract and related laws and regulations;

(2) Payment of penalty interest and compound interest payable;

(3) Payment of interest payable (including unpaid interest by third parties who have committed to pay interest);

(4) Payment of principal payable.

Where the amount repaid or paid by Party A is insufficient to repay or pay all the amounts in the same order, it shall be paid off in the order that such amounts occurred.

6. Voluntary early repayment under the non-“Borrowing and Repayment at Any Time” model

(1) Voluntary early repayment under the non-“Borrowing and Repayment at Any Time” model is carried out in the following [②] way:

①  Party A can repay all or partial of the loan principal corresponding to the non-“Borrowing and Repayment at Any Time” mode hereunder at any time through electronic channels such as Party B’s online banking based on its own business needs, without any limitation on the number of times.

②  Party A can repay all or part of the loan in advance only after all of the following conditions have been met:

A. Party A has paid all the due and payable amounts that it should pay to Party B before the prepayment date;

B. Party A shall issue a written application for early repayment to Party B at least 20 banking days prior to its intended early repayment date and obtain Party B’s written consent;

C. Except for the early repayment of the entire loan hereunder, the early repayment amount shall be an integer multiple of RMB [/] ten thousand yuan and the amount of any early repayment shall be not less than RMB [/] ten thousand yuan.

D. Party A shall pay Party B the interest and other fees payable in relation to the early repayment amount at the same time as the early repayment.

E. Unless agreed in writing by Party B, Party A shall not repay in advance more than [ / ] times within the loan term.

F. Other conditions [/].

(2) Where voluntary early repayment under the non-“Borrowing and Repayment at Any Time” mode is executed in the ② method mentioned above, the application for early repayment is irrevocable. Upon Party B’s written consent to Party A’s early repayment, Party A shall repay the loan hereunder in advance based on the amount and date stated in the early repayment application, otherwise Party B has the right to deem the loan as overdue.

(3) The principal amount of the loan repaid in advance shall be repaid in reverse order, i.e., in the reverse order of the repayment schedule agreed herein. The interest on the loan involved in the early repayment portion shall be calculated on the basis of the actual number of days used for that portion of the loan, and the interest shall follow the principal.

Article 7 Loan Restructuring

In case Party A fails to repay the loan due on schedule, it shall submit a written application for loan restructuring to Party B at least one month before the maturity date of the current loan, and upon Party B’s approval of Party A’s application, both parties shall sign a loan restructuring agreement. Where Party B dissents from Party A’s application, Party A shall still repay the loan due as stipulated herein, otherwise, Party B shall have the right to deal with the loan as an overdue loan.

Article 8 Guarantees of the Loan

1. The guarantees of the loan hereunder include the guarantee as stipulated in this Article and other relevant guarantees, which shall be subject to the agreement of the specific guarantee contract.

S/N	Contract No.	Company Name
1	[(2023) X. P. H. Y. Z. B. Zi No. 00127703]	[Maximum Guarantee Contract]
2	【/】	【/】
3	【/】	【/】
4	【/】	【/】
5	【/】	【/】

2. During the loan term, in case the above-mentioned guarantee method is changed or the specific guarantee registration procedures cannot be handled at the time of signing this contract, Party A hereby irrevocably pledges and agrees that Party A guarantees to change the guarantee method as specified by both parties and urges the guarantor to sign the relevant guarantee documents upon the change and/or urges the guarantor to handle the relevant guarantee registration procedures within three days after the guarantee registration procedures are complied with, otherwise it shall be deemed as Party A’s breach of contract, and Party B has the right to investigate Party A liability for breach of contract and take corresponding remedies in accordance with this Contract.

Article 9 Party A’s Statement and Guarantee

1. Party A is a Chinese legal person or unincorporated organization legally established and validly surviving under the laws of the People’s Republic of China, which has the civil rights and capacity necessary to enter into and perform this contract in accordance with the law, and can independently assume civil liabilities, and has independent property and assets and is entitled to conduct business within the scope of its business license. Party A and the signatories who sign this contract on behalf of Party A have obtained all necessary and legal internal and external approvals and authorizations to sign this Contract. Party A shall ensure that Party A’s actual situation is consistent with the registered matters.

2. All documents (including but not limited to documents proving the use of funds such as trade background contracts provided by Party A) and statements in relation to this loan provided by Party A in accordance with the law and at Party B’s request are valid, legal, true, accurate and complete.

3. The signing and performance of this Contract by Party A shall not violate the provisions of laws, regulations and other legally binding documents, the Party A’s Articles of Association, or the contracts, agreements and other documents signed with third parties. The representative of Party A who signs this Contract and related documents has legally obtained the necessary authorization and is entitled to sign the said contract or documents in compliance with the law and Party A’s internal regulations.

4. Except for the guarantees agreed herein or agreed in writing by Party B, Party A and the Guarantor have not set up any other guarantees on the secured assets hereunder provided by them, and there are no other forms of third-party rights on such assets that are detrimental to the interests of Party B (including but not limited to the establishment of residence rights and leasehold rights on the mortgaged property, as well as the pledge, mortgage or other guarantees to any third party), nor are they involved in any disputes or free from any ownership defects, such as being sealed, seized, frozen or subject to other compulsory measures, etc.; Party A has no outstanding records of non-performing loans, outstanding advances or outstanding interest arrears in the Credit Reference Center of the Peoples’ Bank of China. Party A’s actual controller and its guarantors have no overdue loans in the current Credit Reference Center of the Peoples’ Bank of China.

5. Other than the default and litigation, arbitration or administrative penalty procedures which have been disclosed to and approved by Party B, there are no other events of default or potential events of default by Party A, nor are there any other litigation, arbitration or administrative penalty proceedings which are pending or probable.

6. Party A guarantees that the funds shall be used strictly in accordance with the contractual use of the loan, and shall not be used for short-term loans or long-term loans, and that the loan funds shall not be invested in any form in securities, real estate, futures market, equity investments, refinancing and purchase of other financial products for arbitrage, and shall not be used for illegal fund-raising and other areas prohibited by the policies, and shall not misappropriate the loan.

7. Party A guarantees that the sources of funds used to repay Party B’s loan are legal and compliant.

8. Party A shall abide by the anti-money laundering laws and regulations of the People’s Republic of China and not participate in illegal and criminal activities suspected of money laundering, terrorist financing and proliferation financing, etc.; actively cooperate with Party B in customer identification and due diligence, provide real, accurate and complete customer information and comply with Party B’s anti-money laundering and anti-terrorist financing related management regulations. For customers whom Party B has reasonable grounds to suspect of money laundering or terrorist financing, Party B shall take the necessary control measures in accordance with the Anti-Money Laundering Supervisions of the People’s Bank of China.

9. The online banking user name, login password and digital certificate of Party A and Party A’s authorized online banking operator shall serve as security tools for Party A to confirm its identity when handling business on Party B’s online banking platform. Party A shall properly keep the above security tools for identity confirmation. All operations conducted with Party A’s and authorized Internet banking operators’ online banking user names, login passwords, digital certificates and other security tools shall be regarded as Party A’s actions, and the resulting electronic information records shall be regarded as valid evidence of Party A’s operations, and Party A shall be liable for the consequences arising therefrom.

Article 10 Party A’s Commitment

1. Party A shall provide Party B with statements and other documents that truly reflect its operation and financial positions on a regular basis or at any time upon Party B’s request. Under the “Borrowing and Repayment at Any Time” mode, Party A shall also mail invoices, transaction contracts, transaction flow or accounting vouchers and other documents proving the use of the loan to the address designated by Party B or Party B’s staff shall collect the relevant materials at door-to-door within 7 days from the date of withdrawal (or at any time as requested by Party B under the non-“Borrowing and Repayment at Any Time” mode), and Party A pledges that the above-mentioned materials provided are legal, valid, true and complete.

2. During the loan term, any change in Party A’s business decision-making, including but not limited to equity conversion, reorganization, large-scale financing, acquisition and restructuring, asset or debt restructuring, asset disposal, merger, consolidation, division, shareholding system reform, joint venture, cooperation, joint venture, contracting, leasing, foreign investment, agreement or arrangement with any person to share its incomes or profits, provision of any form of capital or financial support to anyone, the substantial increase in debt financing, change of business scope and registered capital, change of articles of association and other circumstances that may affect Party B’s rights and interests, Party A shall notify Party B in writing at least 30 working days in advance and obtain Party B’s prior written consent to implement the loan liquidation liability or to pay off the loan in advance or to provide Party B ’s approved guarantee.

3. Party A shall actively cooperate with Party B in its operation and loan payment management and post-loan management, including the investigation, understanding and supervision on the basic situation of the enterprise, loan usage, operation and management matters, financial operation status, settlement transactions and related transactions, etc. by means of on-site or off-site inspection. All expenses incurred by Party B due to Party A’s non-cooperation shall be borne by Party A.

4. Without the prior written consent of Party B, Party A shall not transfer or disguise the debts hereunder by any means.

5. Where Party A disposes of all or part of its assets or operating income by way of transferring, leasing or setting guarantees for debts other than debts hereunder, Party A shall notify Party B in writing at least 30 working days in advance and obtain Party B’s prior written consent.

6. In case of any of the following events, Party A shall notify Party B in writing and submit relevant materials within three days from the date of occurrence or probable occurrence:

(1) Force majeure events or default events related to loan;

(2) Party A, Party A’s actual controller or Party A’s controlling shareholder is involved in litigation, arbitration, criminal prosecution, administrative penalty, suspension of business, closure of business, reorganization, dissolution, filing for bankruptcy, acceptance of bankruptcy petition, declaration of bankruptcy, revocation of business license, revocation, deterioration of financial position, or property being sealed, frozen, seized or supervised in accordance with the law;

(3) Any significant changes in the members of the Board of Directors and senior management personnel of Party A, such as changes in their duties, inability to perform their duties, suspected of major cases or economic disputes or given administrative penalties by relevant authorities;

(4) Liability accidents caused by violations of food safety, production safety, environmental protection and other relevant laws and regulations, regulatory provisions or industry standards have or may have adverse effects on the performance of its obligations hereunder.

(5) Any breach of this contract, the relevant business contracts or the Articles of Association;

(6) Any event that adversely affects the performance of the obligations hereunder.

7. In the event that the guarantor partially or fully loses its guarantee capacity corresponding to this loan, or the value of the collateral, pledge or pledge rights securing this loan hereunder is reduced in circumstances including but not limited to suspension of business, closure of business, filing for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, dissolution, revocation of business license, revocation and operating losses, etc., Party A shall provide a new guarantee approved by Party B.

8. During the loan term, should Party A alter its name, registered address, legal representative / person in charge, etc., it shall notify Party B in writing within three days upon the change.

9. Party A shall promptly report to Party B in writing the connected transactions of more than 10% (including 10%) of Party A’s net assets that have occurred or will occur, including but not limited to the connected relationship between the parties to the transaction, the items and nature of the transaction, the amount or corresponding proportion of the transaction, and the pricing policies (including transactions with no amount or only symbolic amount).

10. Party A’s production and operation and its related behaviors comply with relevant regulations including but not limited to industrial policies, fiscal and taxation policies, market access, environmental protection assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc.

11. Party A pledges to truthfully disclose the marital status of its actual controller ( if any) to Party B. Article 11 Rights and Obligations of Both Parties

1. Party A has the right to withdraw and use the loan in accordance with the term and purpose agreed herein.

2. Party A shall pay off the principal, interest and expenses of the loan as agreed herein.

3. Party A agrees that Party B shall provide its credit information to the basic financial credit information database and/or the credit agency approved by the People’s Bank of China, and authorizes and agrees that Party B shall query, download, copy, print and use its credit information from the basic financial credit information database and/or the credit agency approved by the People’s Bank of China or the websites of relevant units or departments for the purpose of this contract, and use it for legal and compliant purposes related to this contract; if Party A fails to repay the principal and interest of the loan in accordance with the contract, the adverse credit consequences arising therefrom shall be borne by Party A itself.

4. Party A authorizes Party B to query, download, copy, print and use Party A’s account transaction information, including but not limited to transaction flow and statements, for Party B’s review and approval, post-loan management or necessary notarization procedures, and for submission as information/evidence materials to judicial authorities, arbitration institutions and regulatory authorities.

5. Party A understands and agrees that Party B has the right to transfer the creditor’s rights and corresponding security rights to third parties during the duration of the loan, and to provide the loan contract and loan-related materials to potential assignee financial institutions to the extent necessary in compliance with the law, without the need to obtain Party A’s consent separately. When Party A provides guarantee on its own, Party A agrees to continue to assume the relevant guarantee liability to the assignee of the creditor’s rights upon the transfer of the claim.

6. Party A agrees that during the loan duration, Party B has the right to act as the initiator of credit asset securitization, trust the creditor’s rights and the corresponding security rights hereunder to the trustee institution for the establishment of a special purpose trust, and provide this loan contract and loan-related information for the trustee institution to issue asset-backed securities. When Party A provides guarantee on its own, Party A agrees to continue to assume the relevant guarantee liability to the aforesaid trustee institution. Party A agrees that if Party B publishes the transfer of creditor’s rights and corresponding security rights through a special purpose trust by means of public notice ( in either way such as newspaper or website), it shall be deemed to have effectively notified and served on Party A.

7. In the case that Party A provides guarantee on its own, Party A understands and agrees that if Party B transfers or trusts the creditor’s rights hereunder to a third party, resulting in the need to handle the transfer of security, Party A has the unconditional obligation to cooperate and negotiate with Party B and the third party and to determine the relevant expenses assumed at that time. Where the transfer of the guarantee is not registered, Party A pledges to waive the defense it enjoys as a result. Where Party A fails to cooperate with the transfer registration in accordance with the laws and regulations, the provisions of the registration authority or at the request of Party B, Party B shall have the right to request Party A to bear the liability for breach of contract and to request Party A to bear all expenses (including but not limited to litigation costs, attorney’s fees, travel expenses, etc.).

8. Party B has the right to inspect, supervise and understand Party A’s operation, use of loan and related transactions. Party B has the right to inspect and understand Party A’s operation and use of loan at least once a quarter, and has the right to decide whether to stop issuing loans hereunder or stop processing the business hereunder based on the inspection results.

9. On the premise that Party A has fulfilled its obligations as stipulated herein and at the same time satisfied Party B’s lending conditions, Party B shall issue the loan to Party A in full and on time.

10. Party B has the right to request Party A to provide relevant documents according to the review needs of issuing loan, and Party B shall keep the materials, documents and information provided by Party A in relation to Party A confidential, except for those that shall be inquired or disclosed in accordance with the laws, regulations and requirements of government authorities.

11. Party B has the right to recoup partial or all of the loans in advance according to Party A’s withdrawal of fund.

12. Under the “Borrowing and Repayment at Any Time” mode, Party B has the right to suspend Party A’s Borrowing and Repayment at Any Time business function as appropriate, and shall not be liable for any breach of contract.

Article 12 Accounts

Party A shall open accounts in Party B as follows [1] (optional):

1. The settlement account with the account number: [], to which the parties agree as follows:

(1) The loan funds are issued and disbursed through this account. Party B has the right to manage and control the disbursement of loan funds as stipulated herein and to supervise the use of loan funds with respect to the stipulated purposes.

(2) 【/】

2. The account for withdrawal of fund with the account number: [], to which the parties agree as follows:

(1) Party A shall provide the funds inflow and outflow of this account, and Party B shall have the right to supervise the funds inflow and outflow of this account.

(2) 【/】

3. [/] account with the account number: [/], to which the parties agree as follows:

【/】

Article 13 Liability for Breach of Contract

1. Once this contract comes into effect, both parties A and B shall perform the obligations stipulated herein, in case either party violates any agreement, commitment or guarantee hereof, it shall bear the corresponding liabilities for breach of contract.

2. Events of default:

(1) Party A breaches any of its obligations, declarations, warranties or commitments hereunder, or the certificates and documents submitted to Party B in connection with this loan, the declarations and warranties in Article 9 hereof proved to be illegal, untrue, inaccurate, incomplete or intentionally misleading;

(2) Party A fails to make payment of loan funds in the way agreed in Article 5, Paragraph 7 of this Contract;

(3) Party A fails to use the loan for the agreed purpose, changes the use of the loan funds without authorization, misappropriates the loan or engages in illegal or irregular transactions with the loan;

(4) Party A fails to repay the principal and interest of the loan and other payables agreed herein, or fails (including indicating that it cannot) fulfill its obligations according to this Contract;

(5) Party A conceals important business and financial facts from Party B;

(6) Party A uses false contracts with shareholders and other affiliated companies to obtain this loan;

(7) Party A transfers its property at low price and free of charge, transfers other people’s property at an obviously unreasonable high price or provides guarantee for the debts of other people, reduces and remits the debts of the third party, prolongs the performance period of third-party debts in bad faith, delays in exercising the creditor’s rights or other rights; Abnormal fluctuation of funds in any account of Party A (including but not limited to the account for withdrawal of fund) is found; After Party B’s supervision and inspection, it is determined that the profitability of Party A’s main business has declined, which may affect the realization of Party B’s creditor’s rights; the use of loan funds is abnormal; Party A violates Party B’s supervision requirements on the account for withdrawal of fund;

(8) Party A, Party A’s actual controller and Party A’s controlling shareholder are involved in suspension of business, termination of business, or apply for, are applied for liquidation, dissolution or reorganization, enter into takeover, custody or similar legal procedures, apply for bankruptcy, accept the bankruptcy application, be declared bankrupt, and have their business licenses revoked, are revoked, involved in private financing, or have any lawsuit, arbitration or criminal or administrative punishment that has adverse consequences on their own operation or property status, which Party B believes that it may or has affected or damaged Party B’s rights and interests under this Contract;

(9) The realization of Party B’s creditor’s rights is adversely affected or threatened due to the change of registered items such as Party A’s domicile, business scope, legal representative, responsible person and executive partner, or the change of controlling shareholder/actual controller, or outward investment;

(10) Party A suffers financial loss, asset loss or asset loss due to its external guarantee, or other financial crisis, which Party B believes that it may or has affected or damaged Party B’s rights and interests under this Contract;

(11) The normal operation of Party A is affected due to the operation or financial crisis of Party A’s controlling shareholders and other related companies, or due to the related party transaction between Party A and the controlling shareholders and other related companies, or the realization of Party B’s debt rights is adversely affected or threatened by the related party transaction between Party A and the controlling shareholders and other related companies;

(12) If the realization of Party B’s creditor’s rights is seriously affected or threatened by adverse changes in Party A’s industry, the situation described in this clause is not a force majeure event;

(13) Party A also constitutes a breach of the contract if it defaults in performing other debt documents and fails to correct them when the applicable grace period expires, resulting in any of the following circumstances:

①  Party A’s debts in other debt documents are declared or can be declared to be accelerated due;

② Although Party A’s debts under other debt documents are not declared or can be declared to be accelerated due, Party A has defaulted on payment.

Other debt documents refer to the loan contracts signed by Party A and the Creditors (including Party B and other third parties other than Party B) and their guarantee documents, and documents of Party A’s public or non-public bond project.

(14) Party A refuses to accept Party B’s supervision and inspection on the use of its loans and related business and financial activities;

(15) Party A’s shareholder, legal representative, person in charge, senior management personnel, and actual controller are missing, or out of reach, or suspected of corruption, bribery, fraud, illegal business operations, or other criminal offenses, and involving illegal fundraising, Party B believes that such actions may or have affected or damaged Party B’s rights and interests under this Contract;

(16) The guarantor of Party A violates the provisions of the Guarantee Contract or there is a breach of the Guarantee Contract, or the guarantor (natural person) or the actual controller of the guarantor is missing or out of reach;

(17) The mortgaged and pledged properties under this Contract are seized, detained, reported for lost, subject to suspension of payment or other compulsory measures, the ownership of which is in dispute, being or may be infringed by any third party, and the ownership’s security or sound condition is being or may be adversely affected;

(18) Party A causes liability accidents due to violation of laws and regulations, regulatory requirements or industry standards related to food safety, production safety and environmental protection;

(19) Party A transfers the loan funds or purchases other financial products for arbitrage;

(20) Party A has other events that will or may endanger, damage Party B’s rights and interests, or Party A fails to fulfill other provisions of this Contract;

(21) Others: 【/】

3. In case of any of the above-mentioned breach of contract, Party B has the right to take the following remedies:

(1) Party B has the right to (directly and unilaterally) stop or terminate granting any funds hereunder that have not been withdrawn by Party A (including the loan that Party A has submitted the withdrawal application but has not actually withdrawn) without the consent of Party A;

(2) Party B has the right to (directly and unilaterally) announce that all the loans under this Contract are due immediately without Party A’s consent and has the right to require Party A to repay the loans immediately. The date on which Party B requires Party A to repay the aforesaid amount is the date on which the debts under this Contract are due in advance;

(3) Party B has the right to immediately execute the mortgage, pledge or other guarantee under this contract and guarantee documents;

(4) Party B has the right to freeze any account opened by Party A in any Operating Agency of China CITIC Bank Co., Ltd. (hereinafter referred to as “China CITIC Bank”), and has the right to directly deduct the money in the account of Party A to offset Party A’s debts under the Contract without Party A’s consent; If the money deducted from Party A’s account is foreign currency and it is necessary to go through the procedures of settlement and sale of foreign exchange or foreign exchange trading for such money, Party A has the obligation to assist Party B in handling the formalities, and the exchange rate risk shall be borne by Party A;

(5) Party B has the right to exercise any other rights and remedies available according to laws and regulations.

4. Under the “Borrowing and Repayment at Any Time” mode, Party B has the right to suspend the business function of “Borrowing and Repayment at Any Time” opened by Party A in any of the following circumstances:

(1) Party A misappropriates the loans or fails to provide authentic, valid, legal and complete proof materials for the purpose of the loans in time as agreed;

(2) The counterparty account name for loan payment withdrawn by Party A includes sensitive fields such as real estate, home ownership, property, small loan, guarantee, equity, option, futures, securities, trust and fund;

(3) Party A’s loans to Party B or other banks are overdue;

(4) The loan of Party A’s actual controller or his/her spouse to Party B or in other banks is overdue;

(5) Other circumstances in which Party B considers it necessary to suspend “Borrowing and Repayment at Any Time”.

If Party B suspends the function of “Borrowing and Repayment at Any Time” of Party A according to the above agreement, Party A shall repay the principal and interest of the loan, and the unused loan amount shall not be re-used. If Party A needs to apply for restoring the business function of “Borrowing and Repayment at Any Time”, it must re-submit materials to Party B, and the function can only be restored after Party B’s written approval.

5. For the principal that Party A fails to repay as agreed in this Contract, Party B has the right to exercise the rights agreed in paragraphs 3 and 4 of Article 13 of this Contract, and Party B also has the right to collect the penalty interest by the following [①] method. Party A agrees to accept the above calculation method of penalty interest, and the amount of penalty interest calculated by Party B shall prevail:

①  The penalty interest shall be calculated and collected according to the loan interest rate applicable to the contract at that time plus the annual interest rate standard of “217.5” basis points (1 basis point = 0.01%) according to the actual overdue days;

②  The penalty interest shall be calculated and collected by adding “/”% penalty interest rate on the basis of the loan interest rate applicable to this contract at that time according to the actual overdue days;

6. If Party A fails to use the loan for the purposes agreed in this Contract, Party B shall have the right to exercise the rights agreed in Paragraph 3 and Paragraph 4 of Article 13 of this Contract and shall have the right to collect penalty interest for the part used in breach of contract from the date of misappropriation according to the (①) method below. Party A agrees that the calculation of the above penalty interest amount shall be subject to the calculation result of Party B.

① The penalty interest shall be calculated and collected according to the loan interest rate applicable to the contract at that time plus the annual interest rate standard of “217.5” basis points (1 basis point = 0.01%) according to the days of default use;

② The penalty interest shall be calculated and collected by adding “/”% penalty interest rate on the basis of the loan interest rate applicable to this contract at that time according to the days of default use;

7. For loans that are both overdue and not used according to the agreed purpose in the Contract, Party B has the right to charge penalty interest at the higher penalty interest rate specified in Paragraph 5 and Paragraph 6 of Article 13 of this Contract.

8. For the interest and penalty interest that Party A fails to pay off on time (including the interest corresponding to the principal declared by Party B to be fully or partially due), compound interest shall be charged according to the penalty interest rate of overdue loans agreed in this Contract and the interest settlement method agreed in this Contract from the overdue date to the date of full settlement; If the loan is overdue and not used for the purpose agreed in this contract, the compound interest shall be charged on the more serious one, and shall not be imposed concurrently.

9. All expenses incurred by Party B to realize the creditor’s rights (including but not limited to legal fees, arbitration fees, execution fees, insurance premiums, travel expenses, lawyer fees, property preservation fees, notarial and authentication fees, translation fees, assessment and auction fees, etc.) shall be borne by Party A.

Article 14 Continuity of Obligations

All of Party A’s obligations hereunder shall have continuity and full binding force upon its successor, receiver, assignee and the subject after it is merged and acquired, reorganized and renamed, and free from the influence of any dispute, claim, legal proceeding and any directive of superordinate, or any contract and document signed by Party A and any natural person, legal person or other organization, nor shall it be modified because of Party A’s bankruptcy, insolvency, loss of enterprise qualification, change of articles of association, or any other material change.

Article 15 Notarization

1. If any party to this Contract requests notarization, it shall be notarized at the notary office stipulated by the state.

2. If Party B requests to obtain a Notarial Certificate with compulsory execution effect, Party A agrees that Party B may apply to the notarial office for issuing a Notarial Certificate with compulsory execution effect by presenting this Contract. The notarial charge paid for the Notarial Certificate shall be borne by (Party B). If the principal and interest of Party B’s loan and the relevant expenses that Party A should bear in accordance with the law have not been fully repaid within the repayment period stipulated in this Contract, Party B may apply to the relevant court for compulsory execution with this Notarial Certificate in accordance with legal provisions.

Article 16 Validity of this Contract

If some article of the Contract or some content of some article is invalid at present or in the future, this invalid article or this invalid part will not influence the validity of the Contract and other articles of the Contract or other contents of the article.

Article 17 Other Agreed Matters

【/】

In case of conflict between this clause and other clauses of this Contract, this clause shall prevail.

Article 18 Governing Law and Dispute Settlement

This Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, the laws of the Hong Kong, Macao Special Administrative Regions and Taiwan shall not be included).

Article 19 Dispute Resolution

Any dispute arising from and in connection with this Contract shall first be resolved by friendly consultation between the parties; If the consultation fails, the parties agree to resolve the dispute by method [ 2 ]:

1. Apply for arbitration to [/], the place of arbitration shall be [/], the arbitration rules of the Commission in force at the time of application for arbitration shall apply;

2. File a lawsuit with the people’s court having jurisdiction in the place where Party B resides.

Article 20 Force Majeure Events

1. The force majeure events in this Contract refer to unforeseeable, unavoidable, and insurmountable objective circumstances that cause either party to fail to perform this contract normally, including wars, strikes, martial law, severe floods, fires, wind disasters, earthquakes, and other accidents recognized as force majeure by both parties through negotiation.

2. If either party is unable to perform the Contract due to force majeure events, the affected party may be exempted from performing its responsibilities or obligations hereunder in part or in whole based on the effects of force majeure. The party affected by force majeure shall notify the other party of the occurrence of the said event in writing in time to mitigate potential losses to the other party, and shall provide appropriate proof of the occurrence and duration of the said event within a reasonable period. At the same time, the party affected by force majeure shall make every effort to reduce the potential impact of the force majeure event on the other party.

3. In the event of Force Majeure, the Parties shall immediately consult with each other within a reasonable period of time to seek a fair and reasonable solution, and make every effort to minimize the consequences of the force majeure event.

Article 21 No Waiver

Party B’s rights under this Contract are cumulative and will not affect or exclude any rights that Party B may enjoy in accordance with laws, regulations and other contracts. Unless otherwise stated in writing by Party B, Party B’s nonperformance, partial performance and/or delayed performance to any right shall not constitute its waiver or part waiver to the right, nor will it influence, hinder and stop Party B’s continuous performance to such rights or any other rights.

Article 22 Validity, Modification and Termination of the Contract

1. For the validity of this Contract, both parties agree that the following method [①] shall prevail:

①  This contract will come into force after Party A completes the E-channel security verification operation and signs on the online banking or mobile banking of China CITIC Bank in the form of USBKey electronic signature, and it shall be reviewed and approved by Party B. This contract shall be valid until [January 10, 2024];

②  This Contract shall come into force from the date when Party A completes the E-channel security verification operation and signs on the online banking or mobile banking of China CITIC Bank in the form of USBKey electronic signature, and Party B completes the electronic signature and seal. This Contract will be valid until [ ] month, [ ] day, [ ] year;

2. After the Contract comes into effect, unless otherwise stipulated by the Contract, neither party may arbitrarily change or terminate the Contract; If it is necessary to change or terminate the Contract, both parties shall reach a written contract separately through negotiation.

3. After this Contract comes into force, Party A shall not transfer all or any part of its rights or obligations under this Contract and its annexes without Party B’s written consent. When Party A transfers all or part of the debts under the Contract to a third party, it shall submit to Party B a written document that the guarantor agrees to transfer and continue to undertake the guarantee obligations or provide a new guarantee, and obtain the written consent of Party B.

Article 23 Notification and Service

Unless otherwise agreed in this Contract, both parties make the following agreement on all notices, letters, annexes, agreements and other documents involved in this contract, and the address (including contact information, the same below) at which relevant documents and legal documents are delivered, as well as legal consequences in case of disputes in this Contract:

1. Valid service address confirmed by both parties:

Party A confirms that its valid service address is as follows:
Contact Address		[F2.64D-403, Tianzhan Building, Tian’an Chegongmiao Industrial Zone, Xiangmi Lake, Futian District, Shenzhen City]
Postal Code		【518000】
Contact		【/】
Contact phone no.		【】
Electronic delivery	Email address	【】
	Fax	【】
	Mobile phone number	【/】
	WeChat ID	【/】
Party B confirms that its valid service address is as follows:
Contact Address		[Floor 1 and Floor 5-10, North Block, Zhuoyue Times Square (Phase II), No. 8 Zhongxin Third Road, Futian District, Shenzhen]
Postal Code		【518001】
Contact		【】
Contact phone no.		【】
Electronic delivery	Email address	【/】
	Fax	【】
	Mobile phone number	【/】
	WeChat ID	【/】

2. In case of any change in the service address confirmed by both parties in this clause, the other parties shall be notified in writing within three days from the date of change. However, both parties agree and acknowledge that if CITIC Bank and its branches display change information related to this Contract, such as tips, announcements, notices, contact address and postal code, through CITIC Bank’s Online Banking, Mobile Banking, Official Website, etc., such information shall be deemed to have been notified/delivered to other parties once displayed (if the displayed information indicates the effective date, the stated date shall prevail). When involving arbitration, civil litigation, and enforcement procedures, if the service address of either party changes, the changing party shall notify the arbitration institution and court in writing on the day of the change. If either party fails to fulfill its obligation to notify or inform the other party in the aforementioned manner, the service address confirmed by that party shall still be deemed as a valid service address.

3. The service address confirmed by both parties in this clause can be used to deliver various notices, letters, attachments, agreements and other documents during the performance of this Contract, as well as relevant documents and legal documents in case of disputes arising from this Contract, including relevant case materials and legal documents at various stages of the first, second, retrial, rehear, and execution procedures (including disposal of collateral) after the dispute enters notarization, arbitration, and civil litigation procedures (including but not limited to: various procedural documents, such as pleadings, arbitration applications, notice of accepting cases, notice of respondence to action, subpoenas, evidentiary notices, payment notices, etc.; and various legal documents, such as arbitration awards, judgments, rulings, mediation documents, etc.) Unless otherwise specified in paragraph 2 of this article, if one party sends the above-mentioned documents to the service address, such documents shall be deemed to have been delivered on the following dates:

(1) If it is sent by post (including Express mail, ordinary mail, registered mail), the third day after the date of delivery shall be deemed as the date of service;

(2) If it is sent by telephone, fax, email, WeChat or other electronic communication methods, the date of transmission shall be deemed as the date of service;

(3) If it is sent by hand, the date on which the recipient signs is deemed to be the day of service; If the recipient refuses or no one receives the document, the server can record the service process by taking photos and videos, and retain the document, which is also deemed to have been served;

(4) If the above methods of delivery are used simultaneously, the one that reaches the other party the fastest shall prevail.

If legal documents, enforcement documents, arbitration awards, or notary enforcement certificates and other legal documents or related documents cannot be delivered, are not served in time or are not actually received by the Receiving Party due to the inaccurate address provided or confirmed by either party, failure to promptly notify or inform other party, courts, arbitration agencies, or notary authorities according to the procedures above after the change of address for service, or refusing to sign for delivery by either party or its designated recipient, and the Sending Party, courts, arbitration agencies, or notary authorities deliver the above documents in accordance with the above effective delivery rules, such documents shall be deemed as effective delivery, the Receiving Party shall bear all legal consequences that may arise from not receiving the above documents. Both parties agree that courts, arbitration agencies, or notary authorities may use one or more methods of delivery to deliver legal documents, the delivery time shall be the first to arrive in the above delivery methods.

4. The content agreed in this article is a special clause expressly agreed by both parties to this Contract, and its validity is independent of other clauses of this Contract. Notwithstanding that any other clause of this Contract is deemed invalid or revoked by the court, arbitration authority or other competent authority for any reason, the contents of this clause shall be valid.

Article 24 Other Provisions

1. For the purpose of this Contract, “working day”/“bank working day” refers to the bank business day on which the Bank handles general public business, excluding national holidays and public holidays.

2. For matters not covered in this Contract, Party A and Party B may sign a written agreement separately, which shall be an annex to this Contract. Any annex, modification or supplement to this Contract shall form an integral part of this Contract and have the same legal effect as this Contract.

3. Party B has taken reasonable way such as bolding, blackening, highlighting to remind Party A of the clauses exempting or restricting the liabilities under the Contract, and has fully explained the relevant clauses as required by Party A. Party A has read all the terms of this Contract, has fully understood the meaning of the terms of this Contract and the corresponding legal consequences, and agrees to abide by the above terms. Party A and Party B have no objection to the understanding of all clauses and contents of this Contract.

Annex:

Annex I: Power of Attorney for Payment

Party A: Shenzhen United Time Technology Co., Ltd.

Party B: China CITIC Bank Co., Ltd. [Shenzhen Branch]

Annex I:

Power of Attorney for Payment

(Applicable to bank entrusted payment)

China CITIC Bank Co., Ltd. Branch:

According to the “RMB Working Capital Loan Contract” No. (hereinafter referred to as the “Loan Contract”), I hereby entrust your bank to transfer the payment amount from our company’s settlement account (account number: ) to the following accounts of our company’s counterparties on the following payment days. The specific use plan is as follows: . See attached annex for relevant business contract.

Full Legal Name of Counterparty 1:
Opening bank:
Account No.:
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

Full Legal Name of Counterparty 2:
Opening bank:
Account No.:
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

Full Legal Name of Counterparty 3:
Opening bank:
Account No.:
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

Full Legal Name of Counterparty 4:
Opening bank:
Account No.:
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

Full Legal Name of Counterparty 5:
Opening bank:
Account No.:
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

Full Legal Name of Counterparty 6:
Opening bank:
Account No.
Payment amount:	(in words): (in figures): Yuan
Payment date:	MM/DD/YYYY

The Company confirms as follows:

(1) The statements, warranties and promises made by the Company in the Loan Contract are still true, accurate and complete on the date when this Power of Attorney is made; and

(2) The Company has not violated any agreement in the Loan Contract or has not had any default event or potential default event stipulated in the Loan Contract; and

(3) This Power of Attorney is irrevocable.

Annex: Business Contract is made _________copies

Company Name:

Legal Representative/Person in charge or Authorized Agent:

Date: